                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   Commonwealth Telephone Enterprises, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

        [LOGO OF CTE COMMONWEALTH TELEPHONE ENTERPRISES APPEARS HERE]

                                 100 CTE Drive
                          Dallas, Pennsylvania 18612
                                (570) 674-2700

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 May 13, 1999

  The Annual Meeting of Shareholders of Commonwealth Telephone Enterprises, Inc., ("CTE" or the "Company") will be held at the Nassau Inn, 10 Palmer Square, Princeton, New Jersey, 08542, on Thursday, May 13, 1999, at 11:00 A.M., local time. The meeting will be held for the following purposes:

  1.  To elect five (5) Directors to Class III to serve for a term of three
      (3) years;

  2. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 1999;

  3. To consider and act upon a proposal by a shareholder to request the Board of Directors to pay a cash dividend; and

  4. To act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

  Only shareholders of record at the close of business on March 25, 1999, will be entitled to vote at the meeting either in person or by proxy. Each of these shareholders is cordially invited to be present and vote at the meeting in person.

  In order to insure that your shares are represented and are voted in accordance with your wishes, IT WILL BE APPRECIATED IF YOU WILL DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. If you attend the meeting, you may personally vote your shares regardless of whether you have signed a proxy.



                                          /s/ John J. Jones

                                          John J. Jones,
                                          Executive Vice President,
                                          General Counsel and Corporate
                                           Secretary

Dated: April 22, 1999

                   COMMONWEALTH TELEPHONE ENTERPRISES, INC.
                                 100 CTE Drive
                          Dallas, Pennsylvania 18612

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

      Annual Meeting of Shareholders to be Held on Thursday, May 13, 1999

  This Proxy Statement is being mailed to shareholders on or about April 22, 1999, in connection with the solicitation of proxies by the Board of Directors of Commonwealth Telephone Enterprises, Inc. ("CTE" or the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, May 13, 1999, at 11:00 A.M., local time, at the Nassau Inn, 10 Palmer Square, Princeton, New Jersey, 08542, and at any adjournment or postponement thereof.

  At the Annual Meeting, shareholders of CTE eligible to vote will consider and vote upon proposals: (i) to elect five (5) Class III Directors to serve for a term of three (3) years; (ii) to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of CTE for the fiscal year ending December 31, 1999; (iii) to consider and act upon a proposal by a shareholder to request the Board of Directors to pay a cash dividend; and (iv) to transact such other business as may properly come before the meeting.

  Any proxy may be revoked at any time prior to its exercise by notifying the Corporate Secretary in writing, by delivering a duly executed proxy bearing a later date or by attending the meeting and voting in person.

  No person is authorized to give any information or to make any representation not contained in this Proxy Statement in connection with the solicitation made hereby, and if given or made, such information or representation should not be relied upon as having been authorized by CTE.

                               ----------------

              The date of this Proxy Statement is April 22, 1999.

                              THE ANNUAL MEETING

Time, Date and Place

  The Annual Meeting will be held at the Nassau Inn, 10 Palmer Square, Princeton, New Jersey, 08542, on Thursday, May 13, 1999, at 11:00 AM, local time.

Purpose of the Annual Meeting

  Shareholders of CTE will consider and vote upon proposals: (i) to elect five
(5) Class III Directors to each serve for a term of three (3) years; (ii) to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of CTE for the fiscal year ending December 31, 1999; (iii) to consider and act upon a proposal by a shareholder to request the Board of Directors to pay a cash dividend; and (iv) to transact such other business as may properly come before the meeting.

Record Date, Quorum, Required Vote

  The close of business on March 25, 1999 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof. On March 25, 1999, there were outstanding 19,621,144 shares of Common Stock of CTE ("CTE Common Stock") and 2,460,355 shares of Class B Common Stock ("CTE Class B Common Stock," and together with the CTE Common Stock, the "CTE Common Equity"). The presence at the Annual Meeting, in person or by proxy, of shareholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting shall constitute a quorum at the Annual Meeting. Shareholders will be entitled to one vote per share of CTE Common Stock and fifteen (15) votes per share of CTE Class B Common Stock on all matters to be submitted to a vote at the Annual Meeting. Shareholders have cumulative voting rights with respect to the election of Directors. Under cumulative voting, a shareholder's total vote (the number of votes to which such shareholder is entitled multiplied by the number of Directors to be elected) may be cast entirely for one candidate or distributed among two or more candidates. The persons named in the accompanying Proxy may, at their discretion, cumulate the votes which they are authorized to cast. Holders of CTE Common Stock and holders of CTE Class B Common Stock will vote as a single class on all matters.

  In accordance with Pennsylvania law, a shareholder entitled to vote for the election of Directors can withhold authority to vote for all nominees of Directors or can withhold authority to vote for certain nominees of Directors.

  Directors will be elected by a plurality of the votes cast at the Annual Meeting. Abstentions and broker non-votes are not treated as votes cast, and thus will not be the equivalent of votes against the election of a nominee.

  The approval of each of Proposal 2 (regarding ratification of the appointment of independent auditors) and Proposal 3 (regarding a shareholder proposal to request the Board of Directors to pay a cash dividend) requires the affirmative vote of a majority of the votes entitled to be cast by the holders of CTE Common Stock and CTE Class B Common Stock voting together as a single class. Abstentions and broker non-votes, because they are not treated as votes cast, will not be the equivalent of votes against Proposal 2 or Proposal 3.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

  The Company's Board of Directors is divided into three (3) classes and is currently comprised of thirteen (13) members. One class is elected each year for a three-year term. Class III Directors whose term will expire at the Annual Meeting include the following nominees, all of whom are presently Directors of the Company: James Q. Crowe, Bruce C. Godfrey, Stuart E. Graham, Richard R. Jaros and Michael J. Mahoney. These five (5) nominees, if elected at the 1999 Annual Meeting, will serve for a term of three (3) years expiring at the Annual Meeting of Shareholders to be held in 2002.

  It is not anticipated that any of the above nominees will become unavailable for any reason, but, if any of the nominees should become so unavailable before the Annual Meeting, the persons named on the enclosed Proxy reserve the right to substitute another person of their choice as nominee in place of such unavailable person, or to vote for such lesser number of Directors as may be prescribed by the Board of Directors.

  The Board of Directors recommends that the shareholders vote FOR the election of these five (5) nominees as Class III Directors to serve for a term of three (3) years.

                             DIRECTOR INFORMATION

  Information as of April 2, 1999, concerning the nominees for election as Class III Directors and the other current Directors is set forth below.

                                                                       Director
 Name of Director Age                                                   Since
 ---------------- ---                                                  --------
 James Q. Crowe    49 President and Chief Executive Officer of Level     1993
                      3 Communications, Inc., the majority
                      shareholder of the Company ("Level 3"),
                      formerly known as Peter Kiewit Sons', Inc., an
                      affiliate of the Company ("PKS") since August
                      1997 and a Director since June 1993; President
                      and Chief Executive Officer of MFS
                      Communications Company, Inc. ("MFS/WorldCom")
                      from June 1993 to June 1997 and Chairman of
                      the Board of Directors of MFS/WorldCom from
                      1992 to 1996. Mr. Crowe is a Director of RCN
                      Corporation, an affiliate of the Company,
                      ("RCN") and Inacom Communications, Inc., since
                      1997 and Chairman of the Board of Directors of
                      WorldCom, Inc. ("WorldCom") from December 1996
                      to June 1997.

 Bruce C. Godfrey  43 Executive Vice President and Chief Financial       1996
                      Officer of the Company from April 1994 to
                      December 1998 and Corporate Secretary from
                      September 1997 to August 1998; Director,
                      Executive Vice President and Chief Financial
                      Officer of RCN since September 1997; Director
                      and Corporate Secretary of Cable Michigan
                      Inc., formerly an affiliate of the Company,
                      ("Cable Michigan"), from September 1997 to
                      November 1998; Executive Vice President and
                      Chief Financial Officer of Mercom Inc.,
                      formerly an affiliate of the Company,
                      ("Mercom"), from April 1994 to October 1997,
                      Director of Mercom from May 1994 to November
                      1998 and Corporate Secretary from October 1997
                      to November 1998; Senior Vice President and
                      Principal of Daniels and Associates from
                      January 1984 to April 1994.

                                                                       Director
   Name of Director    Age                                              Since
   ----------------    ---                                             --------
 Michael I. Gottdenker  34 President and Chief Executive Officer of      1997
                           the Company since December 1998;
                           President and Chief Operating Officer of
                           the Company since September 1997 to
                           December 1998; Executive Vice President
                           of the Company from September 1995 to
                           September 1997; Executive Vice President
                           of Commonwealth Communications Services
                           Group from August 1996 to September 1997;
                           Vice President of New Business
                           Development at Revlon Consumer Products
                           Corporation ("Revlon") from 1994 to 1995;
                           General Manager of Revlon's State Beauty
                           Supply from 1993 to 1994; Director of
                           Corporate Finance at Revlon from 1992 to
                           1993; Associate, Real Estate Finance
                           Department at Salomon Brothers Inc from
                           1988 to 1991; and Financial Analyst,
                           Corporate Finance Department at Salomon
                           Brothers Inc from 1986 to 1988.

 Stuart E. Graham       53 President of Skanska USA Inc. since 1994;     1990
                           CEO of several Skanska USA subsidiaries,
                           including Sordoni Skanska, Slattery
                           Skanska and Skanska E & C; Director of
                           RCN, since September 1997.

 Frank M. Henry         65 Chairman, Frank Martz Coach Company since     1980
                           1995 and President of Frank Martz Coach
                           Company from 1964 to 1995; President,
                           Gold Line, Inc., since 1975 and Director
                           of First Union Corporation; Mr. Henry was
                           a Director of Cable Michigan, from
                           September 1997 to November 1998.

 Richard R. Jaros       47 President of Level 3 from 1996 to 1997        1993
                           and Executive Vice President of PKS, from
                           1993 to 1997; Chief Financial Officer of
                           PKS from 1995 to 1997; Chairman of
                           CalEnergy Company, Inc. ("CECI") from
                           1993 to 1994 and President of CECI from
                           1992 to 1993. Mr. Jaros served in various
                           capacities at PKS between 1980 and 1993;
                           Mr. Jaros is a Director of Level 3, CECI,
                           RCN, and was a Director of DTN
                           Corporation from May 1998 until March
                           1999.

 Daniel E. Knowles      69 President of Cambridge Human Resources        1995
                           since 1989; Vice President of Personnel
                           and Administration, Grumman Corporation,
                           from 1963 to 1989; Director of Cable
                           Michigan, from September 1997 to November
                           1998.

 Michael J. Mahoney     48 President and Chief Operating Officer as      1995
                           well as a Director of RCN, since
                           September 1997; President and Chief
                           Operating Officer of the Company from
                           February 1994 to September 1997;
                           President and Chief Operating Officer of
                           Mercom, from February 1994 to September
                           1997 and a Director of Mercom from
                           January 1994 to November 1998; Executive
                           Vice President of the Company's Cable
                           Television Group from June 1991 to
                           February 1994; Executive Vice President
                           of Mercom from December 1991 to February
                           1994.

                                                                       Director
 Name of Director  Age                                                  Since
 ----------------  ---                                                 --------
 David C. McCourt   42 Chairman of the Company since October 1993;       1993
                       Chairman and Chief Executive Officer of RCN,
                       since September 1997; Chief Executive Officer
                       of the Company from October 1993 to December
                       1998; Chairman, Director and Chief Executive
                       Officer of Cable Michigan from September 1997
                       to November 1998; President and Director of
                       Level 3 Telecom Holdings, Inc., an affiliate
                       of the Company ("LTH"); Chairman, Director
                       and Chief Executive Officer of Mercom, from
                       October 1993 to November 1998; Director of
                       MFS/WorldCom from July 1990 to December 1996;
                       President and Director of Metropolitan Fiber
                       Systems/McCourt, Inc., a subsidiary of MFS
                       Telecom, Inc., since 1988; Director of Cable
                       Satellite Public Affairs Network ("C-SPAN")
                       since June 1995; Director of WorldCom from
                       December 1996 to March 1998; and Director of
                       Level 3 since March 1998.

 David C. Mitchell  57 Former President of Rochester Telephone           1993
                       Corporation's Telephone Group, Corporate
                       Executive Vice President and Director of
                       Rochester Telephone Corporation ("RTC"), now
                       Frontier Corporation; Since 1963, Mr.
                       Mitchell held various positions throughout
                       RTC encompassing virtually all disciplines of
                       the company; Director of Lynch Corporation,
                       USN Communications and Marine Midland Bank
                       Advisory Board; Director of Cable Michigan,
                       from September 1997 to November 1998.

 Eugene Roth        63 Senior Partner at Rosenn, Jenkins and             1989
                       Greenwald L.L.P. (Attorneys) since 1964 and
                       Director of the Pennsylvania Regional Board
                       of Directors of First Union National Bank,
                       Director of RCN, since September 1997 and a
                       Director of Geisinger Wyoming Valley Medical
                       Center.

 Walter Scott, Jr.  67 Chairman of Level 3 since 1979 and Director       1993
                       since April 1964; Chairman and Chief
                       Executive Officer of PKS for over nineteen
                       years; Director of Berkshire Hathaway, Inc.,
                       Burlington Resources, Inc., CECI, ConAgra,
                       Inc., U.S. Bancorp and Valmont Industries,
                       Inc., Director of RCN, since 1997. Mr. Scott
                       served as a Director of WorldCom from
                       December 1996 to July 1997.

 John J. Whyte      58 President of Whyte Worldwide PCE                  1997
                       (Professional Corporate Executive Firm);
                       Partner of Stavisky, Shapiro & Whyte,
                       Certified Public Accountants, since 1981.

--------
  The Board of Directors is divided into three (3) classes. James Q. Crowe, Bruce C. Godfrey, Stuart E. Graham, Richard R. Jaros and Michael J. Mahoney are members of Class III whose term will expire at the Annual Meeting. Daniel
E. Knowles, David C. McCourt, David C. Mitchell, and Walter Scott, Jr. are members of Class I with terms expiring in 2000. Michael I. Gottdenker, Frank
M. Henry, Eugene Roth and John J. Whyte are members of Class II with terms expiring in 2001.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company

  Set forth below is certain information regarding the beneficial ownership of CTE Common Stock and CTE Class B Common Stock as of April 2, 1999, held by each Director of the Company, the named executive officers below and by all persons, who are currently Directors or executive officers of the Company, as a group. Because the shares of CTE Class B Common Stock are convertible at the option of the holder into shares of Common Stock on a one-for-one basis at any time and from time to time, the "Assuming Conversion" columns in the stock table reflect the total shares of CTE Common Stock which would be beneficially owned by such group assuming no other conversions. The "Percent of Class of Outstanding Shares" columns represent ownership, not voting interest. Shares of CTE Common Stock have one vote per share and shares of CTE Class B Common Stock have fifteen (15) votes per share. Each Director or named executive officer has sole investment and voting power over the shares listed opposite his name except as set forth in the footnotes hereto:

                                                                    CTE Class B
                                   CTE Common Stock(1)              Common Stock             Assuming Conversion
                               ---------------------------- ---------------------------- ----------------------------
                               Number of Shares Percent of  Number of Shares Percent of  Number of Shares Percent of
                                 Beneficially   Outstanding   Beneficially   Outstanding   Beneficially   Outstanding
Name of Beneficial Owner           Owned(2)      Shares(2)       Owned         Shares       Carried(2)     Shares(2)
------------------------       ---------------- ----------- ---------------- ----------- ---------------- -----------
Donald P. Cawley(3)..........        14,447          *               --          --             14,447         *
James Q. Crowe(4)............        14,696          *               --          --             14,696         *
James DePolo(5)..............        15,022          *               --          --             15,022         *
Bruce C. Godfrey(6)..........        59,333          *               --          --             59,333         *
Michael I. Gottdenker(7)(8)..        86,666          *               --          --             86,666         *
Stuart E. Graham(4)..........         3,592          *             3,101          *              6,693         *
Frank M. Henry(4)............        38,685          *            15,398          *             54,083         *
Richard R. Jaros(4)..........         2,953          *               --          --              2,953         *
Stuart L. Kirkwood(9)........        16,669          *               --          --             16,669         *
Daniel E. Knowles(4).........         3,551          *               --          --              3,551         *
Michael Loftus(10)...........         9,650          *               --          --              9,650         *
Michael J. Mahoney(11).......        80,913          *               --          --             80,913         *
David C. McCourt(7)(12)(13)..       341,309          *             3,333          *            344,642         *
David C. Mitchell(4).........         3,840          *               --          --              3,840         *
Eugene Roth(4)...............         3,238          *             3,999          *              7,237         *
Walter Scott, Jr.(4).........       108,814          *               --          --            108,814         *
John J. Whyte(4).............         2,747          *               --          --              2,747         *
All Directors and Executive
 Officers as a group (26
 persons)....................       860,955          4%           25,831           1%          886,786         4%
Level 3 Telecom Holdings,
 Inc.(14)....................     9,466,326         48%        1,190,061          48%       10,656,387        48%
Mario J. Gabelli Group(15)...     1,421,872          7%          264,370          11%        1,686,242         8%

--------
 *  Less than one percent of the outstanding shares of the class.
(1) The CTE Class B Common Stock is convertible, at the option of the holder, into shares of CTE Common Stock on a one-for-one basis at any time and from time to time. The CTE Common Stock column has been prepared assuming that no shares of CTE Class B Common Stock are converted into CTE Common Stock.
(2) Includes shares of CTE Common Stock acquired with respect to Matching
    Shares.
(3) Includes options to purchase 8,336 shares of Common Stock exercisable within 60 days after the date of this Proxy Statement.

(4) Includes options to purchase 2,000 shares of Common Stock exercisable within 60 days after the date of this Proxy Statement.
(5) Includes options to purchase 14,000 shares of Common Stock exercisable within 60 days after the date of this Proxy Statement.
(6) Includes options to purchase 46,690 shares of Common Stock exercisable within 60 days after the date of this Proxy Statement.
(7) Under the CTE Executive Stock Purchase Plan ("ESPP"), participating executive officers who forgo current compensation are credited with "Share Units" with a value equal to the amount of the foregone pretax compensation. The value of a Share Unit is based on the value of a share of CTE Common Stock. The Company also credits each participant's matching account under the ESPP with 100 percent of the number of Share Units credited based on the participant's elective contributions. Share Units credited to participants' elective contribution accounts are fully and immediately vested. Share Units credited to participants' matching accounts generally vest on the third anniversary of the date they are credited, subject to continued employment. Share Units credited to a participant's matching account become fully vested on a change in control of the Company, or on the participant's death or disability while actively employed. If the CTE Common Stock pays dividends, a dividend equivalent is deemed paid with respect to Share Units and credited to participants' accounts in the form of additional Share Units. The Company has established a grantor trust to hold Common Stock corresponding to the number of Share Units credited to participants' accounts in the ESPP. Participants do not have the right to vote Share Units, provided that the Company may, but is not required to, make arrangements for participants to direct the trustee of the grantor trust as to how to vote a number of shares held by the grantor trust corresponding to the number of Share Units credited to the participants' matching account. The holdings indicated below include all Share Units credited under the ESPP, whether or not vested. The table below shows with respect to each named executive officer, the Share Units relating to the CTE Common Stock acquired by each such named executive officer in lieu of current compensation, and the forfeitable Share Units credited to the ESPP account of each such executive officer, as of December 31, 1998:

                                Share Units
                              Acquired Under                           Total Shares
                                the ESPP In   Total Shares              Purchased,
                              Lieu of Current  Purchased               Acquired and
     Name                      Compensation   And Acquired Share Units Share Units
     ----                     --------------- ------------ ----------- ------------
     David C. McCourt........     12,652         61,857      12,652       74,509
     Michael I. Gottdenker...      6,525         17,461       6,525       23,986

(8) Includes options to purchase 62,680 shares of Common Stock exercisable within 60 days after the date of this Proxy Statement.
(9) Includes options to purchase 8,401 shares of Common Stock exercisable within 60 days after the date of this Proxy Statement.
(10) Includes options to purchase 5,000 shares of Common Stock exercisable within 60 days after the date of this Proxy Statement.
(11) Includes options to purchase 66,700 shares of Common Stock exercisable within 60 days after the date of this Proxy Statement.
(12) Includes 150 shares of CTE Common Stock which are owned by Mr. McCourt's wife. Mr. McCourt disclaims beneficial ownership of such shares.
(13) Includes options to purchase 266,800 shares of Common Stock exercisable within 60 days after the date of this Proxy Statement.
(14) As a result of PKS separating its construction and mining management businesses ("Construction Group") from its other businesses on March 31, 1998 (the "Split-Off"), PKS no longer owns any interest in the Construction Group. Following the Split-Off, PKS changed its name to "Level 3 Communications, Inc." and the company formed in the Split-Off to hold the Construction Group's business, changed its name to "Peter Kiewit Sons', Inc." Level 3 holds 90% of the common stock of LTH and all of the preferred stock of LTH. David C. McCourt owns the remaining 10% of the common stock of LTH. The address of Level 3 is 3555 Farnam Street, Omaha, Nebraska 68131. The address of LTH is 100 Peter Kiewit Plaza, Omaha, Nebraska 68131.

(15) Based on information obtained from Schedule 13Ds and amendments thereto for the CTE Common Stock and the CTE Class B Common Stock filed through April 9, 1999, with the Securities and Exchange Commission (the "SEC") by Mario J. Gabelli, together with GAMCO Investors, Inc., Gabelli Funds, Inc., Gabelli Performance Partnership, L.P., Gabelli International Limited, Gabelli International II Limited and Gabelli & Company, Inc., the address of each is One Corporate Center, Rye, New York 10580-1434.

  The information set forth above and in "Director Information" does not give effect to the ownership of Company securities in LTH. Certain executive officers or Directors of the Company are directly or indirectly affiliated with LTH. For information with respect to the beneficial ownership of securities in LTH, see footnote 14, on page 7.

Level 3 Communications, Inc.

  Set forth below is certain information regarding the beneficial ownership of shares of Common Stock of Level 3 ("Level 3 Common Stock") as of January 31, 1999, held by each Director, the named executive officers and by all persons, who are currently Directors and executive officers of the Company, as a group.

                                                            Number    Percent
Name                                                      of Shares  of Shares
----                                                      ---------- ---------
Donald P. Cawley.........................................        --     --
James Q. Crowe........................................... 11,327,614    3.7
James DePolo.............................................      2,000     *
Bruce C. Godfrey.........................................        --     --
Michael I. Gottdenker....................................        500     *
Stuart E. Graham.........................................        --     --
Frank M. Henry...........................................        --     --
Richard R. Jaros (1).....................................  3,497,498    1.1
Stuart L. Kirkwood.......................................        --     --
Daniel E. Knowles........................................        --     --
Michael Loftus...........................................      1,100     *
Michael J. Mahoney.......................................      2,000     *
David C. McCourt.........................................    115,000     *
David C. Mitchell........................................        --     --
Eugene Roth..............................................        --     --
Walter Scott, Jr. (2).................................... 34,980,455   11.3
John J. Whyte............................................        --     --
All Directors and Executive Officers as a Group (26
 persons)................................................ 49,924,167   16.1

--------
 *  Less than one percent of the outstanding shares of the class.
(1) Includes 370,000 shares of Level 3 Common Stock held by the Jaros Family Limited Partnership. Includes 1,200,000 shares of Level 3 Common Stock held by Mr. Jaros and 800,000 shares of Level 3 Common Stock, subject to options held by a grantor trust, of which Mr. Jaros is the residual beneficiary.
(2) Includes 99,700 shares of Level 3 Common Stock held by the Suzanne Scott Irrevocable Trust as to which Mr. Scott shares voting and investment powers.

                           COMPENSATION INFORMATION

EXECUTIVE COMPENSATION

  The following table sets forth, for the fiscal years ending December 31, 1998, 1997 and 1996, the cash compensation, as well as certain other compensation, paid or accrued to the named executive officers.

                          SUMMARY COMPENSATION TABLE

                                Annual Compensation    Long-Term Compensation Awards
                              ---------------------- ---------------------------------
                               Compen-                Share  Securities    All Other
                               sation/                Units  Underlying     Compen-
Name and Position        Year Salary ($)   Bonus ($) ($)(1)  Options (#) sation ($)(2)
-----------------        ---- ----------   --------- ------- ----------- -------------
David C. McCourt ......  1998      (3)         (3)     (3)       --          (3)
 Chairman                1997    500,000   1,400,000 380,000     --          8,144
                         1996    491,154     700,000 238,333     --         13,638

Michael I. Gottdenker..  1998    269,999     275,000 104,000   180,000       6,454
 President and Chief     1997    209,038     250,000  64,808     --          6,563
  Executive Officer      1996    198,673     115,000  59,750     6,670      31,549

James DePolo(4) .......  1998    229,000     125,000   --       70,000        --
 Executive Vice          1997    138,713      45,000   --        --           --
  President              1996      (5)         (5)     --        --          (5)

Donald P. Cawley.......  1998    101,134      37,500   --       15,000       3,847
 Vice President and      1997     92,230      30,000   --        --           --
  Controller             1996      (5)         (5)     --        --          (5)

Stuart L. Kirkwood.....  1998    110,000      25,000   --       12,000       4,685
 Vice President,         1997      (5)         (5)     --        --          (5)
  Technology             1996      (5)         (5)     --        --          (5)

Michael Loftus.........  1998    104,980      30,000   --       25,000       4,568
 Vice President,         1997      (5)         (5)     --        --          (5)
  Business Development   1996      (5)         (5)     --        --          (5)

--------
(1) Represents the market value on the date of grant of Share Units. In connection with the distribution of CTE Common Stock as well as RCN Stock and Cable Michigan Stock to holders of C-TEC common equity in September 1997 (the "Distribution"), shares of restricted CTE Common Stock purchased under the ESPP and Share Units awarded under the ESPP that relate to CTE Common Stock were adjusted so that, following the Distribution, each such participant was credited with an aggregate equivalent value of restricted shares of common stock of CTE, RCN and Cable Michigan. On October 1, 1997, the shareholders voted to approve a 2-for-3 reverse stock split. Share Units have been retroactively restated to reflect the reverse split. As of December 31, 1998, the aggregate holdings and value of Share Units for CTE Common Stock were as follows:

                                                                Shares Aggregate
     Name                                                       Units  Value ($)
     ----                                                       ------ ---------
     David C. McCourt.......................................... 25,304  847,684
     Michael I. Gottdenker..................................... 13,050  437,175
     James DePolo..............................................    --       --
     Donald P. Cawley..........................................    --       --
     Stuart L. Kirkwood........................................    --       --
     Michael Loftus............................................    --       --

    Vesting of Share Units is accelerated upon a change in control of the Company. Dividends, if any, are paid on restricted shares. Subject to continued employment, Share Units credited to participants' accounts generally vest in three (3) calendar years following the date on which the Share Units were initially credited to the participant's account.

(2) Includes the following amounts for the last fiscal year:
    (i) David C. McCourt: None; (ii) Michael I. Gottdenker: $854--Company paid life insurance; $5,600--401(k) Company match; (iii) James DePolo:
    None; (iv) Donald P. Cawley: $308--Company paid life insurance; $3,539--401(k) Company match; (v) Stuart L. Kirkwood: $835--Company paid life insurance; $3,850--401(k) Company match; (vi) Michael Loftus $894--Company paid life insurance; $3,674--401(k) Company match.
(3) Mr. McCourt received no direct compensation from the Company for 1998. He is an employee of and is compensated by RCN, and his compensation is determined by the compensation committee of RCN. The Company pays a management fee to RCN in respect of the services provided by RCN to the Company, which includes the services of Mr. McCourt.
(4) Mr. DePolo is employed as an independent consultant for the Company.
(5) The information is not required since the named executive was not an executive officer.

                     CTE Option Grants in Fiscal Year 1998

                                                                   Potential Realizable
                                                                     Value at Assumed
                         Number of  % of Total                        Annual Rates of
                         Securities  Options                            Stock Price
                         Underlying  Granted   Exercise              Appreciation for
                          Options   to Emp. In Or Base                  Option Term
                          Granted   Fiscal Yr.  Price   Expiration ---------------------
Name                        (#)        1998     ($/sh)     Date      5% ($)    10% ($)
----                     ---------- ---------- -------- ---------- ---------- ----------
David C. McCourt........      --        --        --         --           --         --
Michael I. Gottdenker...  180,000      29.5     24.63     2/5/08    2,788,141  7,065,698
James DePolo............   70,000      11.5     24.63     2/5/08    1,084,277  2,747,771
Donald P. Cawley........   15,000       2.5     24.63     2/5/08      232,345    588,808
Stuart L. Kirkwood......   12,000       2.0     24.63     2/5/08      185,876    471,047
Michael Loftus..........   25,000       4.1     24.63     2/5/08      387,242    981,347

                            FY-End Option Values(1)

                                                                Value of Unexercised
                              Number of Securities              In-The-Money Options
                         Underlying at December 31, 1998       at December 31, 1998(2)
                         ----------------------------------   -------------------------
                          Exercisable       Unexercisable     Exercisable Unexercisable
Name                          (#)                (#)              ($)          ($)
----                     ---------------   ----------------   ----------- -------------
David C. McCourt........         233,450            100,050     5,688,610    2,451,625
Michael I. Gottdenker...          26,680            200,010       628,213    2,066,002
James DePolo............           --                70,000        --          621,250
Donald P. Cawley........           4,002             21,003        94,243      268,757
Stuart L. Kirkwood......           5,001             17,003       118,915      220,303
Michael Loftus..........           --                25,000        --          221,875

--------
(1) No stock options were exercised by the named executive officers during the fiscal year ending December 31, 1998.
(2) The fair market value of CTE Common Stock at December 31, 1998, was $33.50 per share.

Pension Benefits

  The following table shows the estimated annual benefits payable under the Company's pension plan upon retirement for the named executive officers based upon the compensation and years of service classifications indicated:

                                                     Years of Service
   Average                                --------------------------------------
   Compensation                             5      10      15      20      25
   ------------                           ------ ------- ------- ------- -------
   $100,000.............................. $5,895 $11,790 $17,685 $23,580 $29,475
   $125,000..............................  7,583  15,165  22,748  30,330  37,913
   $150,000..............................  9,270  18,540  27,810  37,080  46,350
   $160,000--$250,000....................  9,945  19,890  29,835  39,780  49,725

  Pensions are computed on a single straight life annuity basis and are not reduced for social security or other offset amounts. Participants receive a pension based upon average compensation multiplied by the number of years of service. Average compensation is computed on the basis of the average of the employee's highest five (5) consecutive annual base salaries in the ten (10) years immediately preceding retirement. The compensation covered by this plan is generally based upon the compensation disclosed as salary in the Summary Compensation Table.

                         COMPENSATION COMMITTEE REPORT

  The compensation programs for the Company's executive officers are administered by the Compensation Committee ("Compensation Committee") of the Company's Board of Directors. The Compensation Committee makes recommendations and/or determinations with respect to all executive compensation matters.

  The Compensation Committee submits the following report on compensation for the Company's executive officers for the 1998 fiscal year:

Compensation Philosophy

  In connection with the September 30, 1997 distribution of 100 percent of the outstanding shares of common stock of RCN and Cable Michigan to the shareholders of a predecessor to the Company (the "Distribution"), certain principal executive officers of RCN provided certain services to the Company. These officers of RCN were also executive officers of the Company, but received no compensation from the Company including the Chief Executive Officer (until December 1998), the Chief Financial Officer (until November
1998), the General Counsel, and certain other officers. Such RCN executive officers, (including Messrs. McCourt and Godfrey) were compensated by RCN or one of its affiliates.

  The philosophy of the Company's compensation program, is, generally, to provide a performance-based executive compensation program that rewards executives whose efforts enable the Company to achieve its business objectives and enhance shareholder value. The Company's compensation plan policies and philosophies are to:

  1. Establish and implement the concept of Total Direct Compensation ("TDC"), which is intended to provide a base salary slightly below that of the Company's peer group, a short-term bonus opportunity equivalent to that of the Company's peer group, and a long-term bonus opportunity above that of the Company's peer group.

  2. Establish market-based levels or "bands" for the executive group and develop a TDC profile for each band. An executive's placement in the bands will be based on individual performance, level and scope of responsibility, and impact on decision-making.

  3. Make a greater portion of an executive's potential total compensation opportunity conditional on attainment of performance incentives, with a smaller portion derived from base salary, as an executive's level of responsibility increases.

  4. Align the interests of executives with the interests of shareholders through ownership of Company stock.

  For the executive officers of the Company, the Chief Executive Officer, with the review and approval of the Compensation Committee, determines base salaries and makes recommendations with respect to short-term incentive grants and stock option grants as they deem appropriate and consistent with the TDC guidelines and the compensation philosophy of the Company.

  To further align the interests of the Company's executives with that of shareholders, the Company encourages executives to acquire and maintain a significant equity stake in the Company. To assist executives in accumulating this equity position on a pre-tax basis, the Company implemented the ESPP pursuant to which an executive may purchase Company stock through deferral of earned and otherwise payable compensation, which is matched by the Company.

Executive Officer Compensation

  The salaries paid to executive officers by the Company for 1998 were targeted to be slightly below that of executive officers in the Company's peer group and were based upon the consideration of certain employment data, an assessment of the Company's and the officers' performance during the prior year, and certain subjective criteria.

  The amount of cash bonuses paid to executive officers for 1998 pursuant to the bonus plan as adopted by the Company was determined through a combination of factors including the attainment of certain corporate, business unit and individual objectives (financial and non-financial), the compensation practices of the Company's peer group, results of corporate and business unit financial performances and certain subjective criteria. Special emphasis was placed on the officers' contribution to the outstanding results at the Company and CTSI, Inc.

  Stock options were granted to certain executive officers named in the Summary Compensation Table. The Compensation Committee believes that stock options provide an incentive for retention of executive talent and the creation of shareholder value in the long term since the full benefit of the compensation package cannot be realized unless the price of the Company's stock appreciates over a specified number of years and the executive continues to perform services for the Company. The number of stock options granted to each executive officer and/or mid-level management employee was based on the individual's salary band, title and the evaluation of each executive's individual performance and contribution to the Company's performance presented to the Compensation Committee.

Chief Executive Officer Compensation

  Mr. McCourt was paid a base salary and bonus of $500,000 and $1,250,000, respectively, for services rendered to the Company, RCN and Cable Michigan in 1998. This compensation was paid by RCN. Mr. McCourt's compensation for 1998 was structured so that his base compensation was slightly below the level paid to persons holding similar positions at similarly situated companies. Mr. McCourt's short-term incentive award for 1998, which was earned under the short-term plan adopted by the Company, reflects the extraordinary corporate activity that took place in 1998, the accomplishment of certain strategic corporate objectives, and the attainment of certain financial and non-financial goals.

  On December 10, 1998, Michael I. Gottdenker was appointed President and Chief Executive Officer of the Company. Mr. Gottdenker's base salary is $350,000. Mr. Gottdenker's compensation for 1998 was structured so that his base compensation was slightly below the level paid to persons holding similar positions at similarly situated companies. Mr. Gottdenker's short-term incentive award for 1998, which was earned under the short-term plan adopted by the Company, reflects the extraordinary corporate activity that took place in 1998, the accomplishments of certain strategic corporate objectives, and the attainment of certain financial and non-financial goals.

Compliance with Internal Revenue Code Section 162(m)

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") denies a deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly traded corporation to the chief executive officer and the four (4) most highly compensated executive officers other than the chief executive officer, unless such compensation is awarded pursuant to a qualified performance-based program. Subject to the needs of the Company, the Company's compensation plans are generally intended to qualify for such qualified performance-based exemption. The Company adopted the 1996 Bonus Plan, which is intended to serve as a qualified performance-based compensation program under Section 162(m).

                                          COMPENSATION COMMITTEE

                                          Eugene Roth, Esq., Chairman
                                          Daniel E. Knowles
                                          John J. Whyte

                                          Dated: April 8, 1999

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee are Eugene Roth, Esq., Chairman, Daniel E. Knowles, and John J. Whyte.

  Eugene Roth, Esq. is a Senior Partner at Rosenn, Jenkins and Greenwald, which serves as counsel to the Company from time to time.

                           OTHER RELATED INFORMATION

  Level 3, the Company's controlling shareholder, and/or its affiliates, has a substantial stock ownership in LTH and the Company. These companies share mutual director representation on their respective boards.

  For information regarding certain potential or contemplated transactions between the Company, including its subsidiaries, and other affiliates of Level 3, see Transactions with Management and Certain Concerns.

Performance Graph

  The following performance graph compares the performance of CTE Common Stock and CTE Class B Common Stock to the NASDAQ Stock Market (U.S.) Index and the NASDAQ Telecommunications Index. The graph assumes that the value of the investment in CTE's Common Stock, CTE Class B Common Stock and each index was $100 at December 31, 1993. The CTE Common Stock and CTE Class B Common Stock includes the reinvestment of dividends.

             Comparison of Five Year Cumulative Total Return
              Among Commonwealth Telephone Enterprises, Inc.,
The NASDAQ Stock Market (U.S.) Index and The NASDAQ Telecommunications Index
 .
              CTCO       CTCOB     NASDAQ Stock        NASDAQ Telecommunications
                                 Market (U.S.) Index              Index
              ----       -----   -------------------   ------------------------
-
Dec-93      11.82813   13.20313        249.861                  518.902
Dec-94       8.26563    7.67188        244.244                  433.063
Dec-95      12.90625   12.15625        345.448                  566.935
Dec-96      10.09375    9.45313        424.801                  579.712
Dec-97      25.87500   25.00000        521.159                  858.435
Dec-98      33.50000   31.50000        732.615                 1401.836
 .
              CTCO       CTCOB     NASDAQ Stock        NASDAQ Telecommunications
                                 Market (U.S.) Index              Index
              ----       -----   -------------------   ------------------------
-
Dec-93        100         100           100                      100
Dec-94         70          58            98                       83
Dec-95        109          92           138                      109
Dec-96         85          72           170                      112
Dec-97        219         189           209                      165
Dec-98        283         239           293                      270

               TRANSACTIONS WITH MANAGEMENT AND CERTAIN CONCERNS

  The Company entered into an agreement with RCN Long Distance whereby Commonwealth Long Distance Company ("CLD") and CTSI, Inc. ("CTSI") purchased long-distance service from RCN Long Distance for resale to customers of CLD and CTSI. In 1998, CLD and CTSI incurred approximately $13,000,000 of expenses associated with this long-distance resale agreement and related customer service expenses. This agreement is the result of arm's length negotiations and fees are paid to RCN Long Distance based on usage.

  RCN has agreed to provide or cause to be provided to CTE certain specified services (management services) for a transitional period after the Distribution. The transitional services to be provided are the following: (i) accounting, (ii) payroll, (iii) management supervision, (iv) cash management,
(v) human resources and benefit plan administration, (vi) insurance administration, (vii) legal, (viii) tax, (ix) internal audit, and (x) other miscellaneous administrative services. The fee per year for these services was 3.5% of the first $175 million of revenue of the Company and 1.75% of any additional revenue. The total fee for 1998 and 1997 was approximately $7,016,000 and $8,283,000, respectively. During 1998, certain transitional services were transferred to CTE from RCN. The Company anticipates the majority of the remaining services to be transitioned to CTE by the end of 1999.

  CTE has agreed to provide or cause to be provided to RCN, financial data processing applications, lockbox services, storage facilities, Local Area Network and Wide Area Network support services, building maintenance and other miscellaneous administrative services for a transitional period after the Distribution. The fees for such services and arrangements will be an allocated portion (based on relative usage) of the cost incurred by the Company to provide such services and arrangements. In 1998, RCN incurred approximately $500,000 of expenses associated with such services provided by CTE.

  During 1998 Commonwealth Telephone Company ("CT") leased certain facilities owned by RCN. CT paid rent on such facilities totaling approximately $206,000 in 1998.

  CT and CTSI received approximately $1,600,000 in access charges from RCN Long Distance as a result of RCN originating and terminating traffic on CT and CTSI's networks. CT also received approximately $300,000 in long-distance switch rental revenue from RCN Long Distance. In addition, CT and CTSI received approximately $500,000 in local service, telephone access, toll and vertical service revenue from related parties, primarily RCN companies.

  CTE, doing business as Commonwealth Communications ("CC"), the Company's engineering design and consulting service business, received approximately $700,000 in 1998 from such services provided to various RCN companies. CC also provided contracted services to First Union Corporation in the amount of approximately $300,000.

  A three-year promissory note and security agreement dated December 29, 1998 was entered into by Michael I. Gottdenker and in favor of CTE in the amount of $250,000 at an interest rate of 4.28 percent per annum.

                                 OTHER MATTERS

  On October 1, 1998, the Company filed a report on Form 8-K to announce a Common Stock Rights Offering whereby 3,678,612 shares of Common Stock were offered to shareholders. Each shareholder of record of the Company's Common Stock and Class B Common Stock at the close of business on September 25, 1998 received one transferable subscription right for every five (5) shares of Common Stock or Class B Common Stock held. Rights holders were allowed to purchase one (1) share of Common Stock for each right held at a subscription price of $21.25 per share. Level 3, which owns approximately 48% percent of the outstanding Common Stock and approximately 48% of the outstanding Class B Common Stock, entered into an agreement with the Company and exercised all of the rights it received with respect to the shares it holds. Messrs. Walter Scott, Jr., James Q. Crowe and David C. McCourt exercised the rights they received and entered into an agreement to oversubscribe for all other shares that were offered for sale in the rights offering. Mr. Scott oversubscribed to 105,153 shares for a value of $2,235,000, Mr. Crowe oversubscribed to 11,172 shares for a value of $237,000 and Mr. McCourt oversubscribed to 38,456 shares for a value of $817,000. Level 3 and Messrs. Scott, Crowe and McCourt paid the same subscription price ($21.25 per share) as the price that any other holder that exercised rights. Messrs. Scott, Crowe and McCourt are Directors of the Company and Level 3, and Mr. McCourt is Chairman of the Company. The rights offering and the transactions with Level 3, and Messrs. Scott, Crowe and McCourt were approved by a special committee of the Board of Directors composed solely of independent Directors.

  On October 28, 1998, the Company filed a report on Form 8-K to announce the expiration of its Common Stock Rights Offering on October 23, 1998.

  On February 8, 1999, the Company filed a report on Form 8-K to announce the redemption on February 8, 1999 of the Preferred Stock Series A and Preferred Stock Series B at their stated value, an aggregate of $52 million, plus accrued dividends.

                INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

  The Board of Directors of the Company held five (5) meetings during 1998, the Audit Committee met four (4) times and the Compensation/Pension Committee met three (3) times. The Company currently does not have a nominating committee.

Executive Committee

  The Executive Committee exercises, to the maximum extent permitted by law, all powers of the Board of Directors between board meetings, except those functions assigned to specific committees. The current Executive Committee consists of David C. McCourt, Chairman, Michael I. Gottdenker, James Q. Crowe, Bruce C. Godfrey and Walter Scott, Jr.

Audit Committee

  The Audit Committee reviews the service provided by the Company's independent auditors, consults with the independent auditors and reviews the need for internal auditing procedures and the adequacy of internal controls. The current Audit Committee consists of John J. Whyte, Chairman, Stuart E. Graham and Frank M. Henry.

Compensation/Pension Committee

  The Compensation/Pension Committee made recommendations to the Board of Directors concerning the salaries and incentive compensation awards for the top levels of management of the Company and its subsidiaries and established compensation policy. The Committee also administered the Company's Short-Term Incentive Plan, 1994 Stock Option Plan, 1996 Equity Incentive Plan, as well as the ESPP. The Committee reviewed and evaluated the investment performance of the various pension investment funds and monitored the performance of the administrators, investment managers and trustees of such funds, as well as reviewed the actuarial assumptions used in setting the Company's funding policies for such funds. The current Compensation/Pension Committee consists of Eugene Roth, Esq., Chairman, Daniel E. Knowles and John J. Whyte.

Directors' Compensation

  Directors of CTE who are employees of the Company and its subsidiaries receive no Directors' fees. Non-employee Directors of the Company receive an annual Directors' fee of $9,000 in CTE Common Stock based upon the average fair market value of the CTE Common Stock during the 10 trading days prior to the grant date, plus $750 per Board of Directors meeting. The Committee Chairman and other committee members are paid $1,000 and $750, respectively, for each committee meeting attended. Pursuant to the 1997 Non-Management Directors Compensation Plan, each non-employee Director will receive an annual grant of a non-qualified option covering 2,000 shares of CTE Common Stock on the date of the annual meeting of shareholders (based upon the average fair market value of the CTE Common Stock during the ten (10) trading days prior to such date). The following fees were paid in 1998: James Q. Crowe $3,750, Stuart E. Graham $3,750, Frank M. Henry $6,000, Richard R. Jaros $3,750, Daniel E. Knowles $6,000, David C. Mitchell $6,750, Eugene Roth $7,500, Walter Scott, Jr. $4,500, and John J. Whtye $8,000.

                                  PROPOSAL 2:
                     RATIFICATION OF INDEPENDENT AUDITORS

  The Company is asking the shareholders to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.

  If the shareholders do not ratify this appointment, other independent auditors will be considered by the Board of Directors. Notwithstanding the shareholders' ratification of the selection of the independent auditors, the Board reserves the right to select other independent auditors at its discretion.

  Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be able to respond to appropriate questions. Ratification of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 1999, requires the affirmative vote of a majority of the holders of CTE Common Stock and CTE Class B Common Stock voting together as a single class.

  The Board of Directors recommends that the shareholders vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1999.

                                  PROPOSAL 3:
                  STOCKHOLDER REQUEST OF PAYMENT OF DIVIDEND

  The Company received a request to include the following shareholder approval in this proxy statement:

  "Most companies in the local telephone business pay an annual cash dividend to its stockholders. This is true of every Baby Bell company and several independent local telephone companies including Southern New England Telephone, Alltel, and GTE. Like utility companies, these telephone companies provided investors with a combination of opportunities for long-term growth while providing income in the form of a cash dividend payments.

  Commonwealth Telephone Enterprises, Inc. has failed to pay its common stockholders any cash dividends since 1989. The payment of cash dividends is at the discretion of the Board of Directors. The declaration of any dividends and amount thereof depends on a number of factors including the Company's financial condition, capital requirements, future business prospects, etc. Since the tri-vestiture of the Company into Cable Michigan, RCN and Commonwealth Telephone Enterprises in 1996, the high-growth, high-capital businesses are no longer a part of the Company. The Company now looks much more like a local telephone company and as such, ought to be paying dividends to its stockholders."

                   RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3.

  The Board of Directors unanimously recommends a vote AGAINST the proponent's proposal to request the Board of Directors to pay a cash dividend on CTE Common Stock because it is not in CTE's or its shareholders' best interests.

  The Board of Directors believes that CTE's cash should be retained for the growing capital needs of CTE's business and for the future growth opportunities which may become available to CTE. The proponent incorrectly states that CTE looks "more like a local telephone company and as such, ought to be paying a dividend to its stockholders." Unlike a traditional local telephone company, CTE has been rapidly expanding its businesses. CTE's incumbent telephone operator, Commonwealth Telephone Company, has been growing at industry-leading rates primarily from adding second phone lines which requires capital. In addition, during 1997 and 1998, CTE's competitive local exchange carrier, CTSI, began operations in four regional markets: Wilkes-Barre/Scranton, Pennsylvania; Harrisburg, Pennsylvania; Lancaster/Reading, Pennsylvania and Binghamton, New York. In January of 1999, CTSI announced an expansion into a fifth regional market in southeastern Pennsylvania comprising of portions of Bucks, Chester and Montgomery counties. Since 1997, CTSI has deployed roughly $90 million of cumulative gross capital and has grown to serve over 43,000 switched access lines. CTSI continues to have great opportunities to build and expand its business, but in order to take advantage of these opportunities, CTSI will continue to require capital. Furthermore, dividends are a very tax inefficient way to reward shareholders, since dividends are taxed as ordinary income. Consequently, the Board of Directors believes that CTE's cash should be employed, as appropriate, to build CTE's businesses rather than to pay dividends.

  Under applicable state law, dividend policy is appropriately left to the discretion of the Board of Directors, whose members are elected by the shareholders to exercise sound judgment in deciding such matters based upon the comprehensive information made available to such Directors. The Board of Directors considers Proposal 3 to be inappropriate under the circumstances and believes that the Directors, as elected fiduciaries of the shareholders, are in the best position to determine CTE's dividend policy.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

                              GENERAL INFORMATION

Financial Information

  A copy of the Company's 1998 Annual Report to Shareholders containing the Consolidated Financial Statements of the Company, including the report thereon dated February 25, 1999 of PricewaterhouseCoopers LLP, independent accountants, accompanies this Proxy Statement.

  Upon the written request of any person who on March 25, 1999, was a record owner of CTE Common Stock or CTE Class B Common Stock, or who represents in good faith that he was on such date a beneficial owner of such stock entitled to vote at the Annual Meeting, the Company will furnish, without charge, a copy of the Company's 1998 annual report on Form 10-K, including the financial statements, schedules, and exhibits, filed with the SEC. Written requests for the Annual Report should be directed to: Investor Relations Department, Commonwealth Telephone Enterprises, Inc., 100 CTE Drive, Dallas, Pennsylvania 18612, Attn: David G. Weselcouch, Vice President of Investor Relations, e-mail: dwes@epix.net.

Solicitation of Proxies

  The Company will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by officers, Directors and regular employees of the Company, personally or by telephone, telecopy or telegraph, and the Company may reimburse persons holding stock in their names or those of their nominees for their expenses in forwarding soliciting materials to their principals.

  It is important that proxies be returned promptly. Therefore, shareholders are urged to promptly fill in, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States.

Shareholders' Proposals

  Any shareholder who desires to submit a proposal to be considered for inclusion in the proxy statement and proxy of the Company relating to the 2000 Annual Meeting of Shareholders must submit such proposal in writing to the Company by December 17, 1999. Any proposal submitted after March 8, 2000 will be considered untimely. Such proposals should be hand delivered or mailed, return receipt requested, to the Secretary of the Company.

                                          By order of the Board of Directors.

                                          /s/ John J. Jones

                                          John J. Jones
                                          Executive Vice President,
                                          General Counsel and Corporate
                                           Secretary

Dated: April 22, 1999

                   COMMONWEALTH TELEPHONE ENTERPRISES, INC.
                                 109 CTE DRIVE
                        DALLAS, PENNSYLVANIA 18612-9774

             PROXY - Annual Meeting of Shareholders - May 13, 1999 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, hereby revoking any contrary proxy previously given, hereby appoints David C. McCourt, James Q. Crowe and Richard R. Jaros, and each of them, his true and lawful agents and proxies, with full power of substitution and revocation, to vote as indicated below, all the Common Stock and Class B Common Stock of the undersigned in COMMONWEALTH TELEPHONE ENTERPRISES, INC. (the "Company") entitled to vote at the Annual Meeting of Shareholders of the Company to be held at The Nassau Inn, at Palmer Square, 10 Palmer Square, Princeton, New Jersey, on May 13, 1999, at 11:00 a.m., local time, and at any adjournment or postponement thereof, all as set forth in the related notice and proxy statements for the 1999 Annual Meeting.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE (1), TWO(2) AND FOUR(4), AND AGAINST PROPOSAL THREE(3). THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS ONE(1), TWO(2) AND FOUR(4), AND A VOTE AGAINST PROPOSAL THREE(3).


           (Continued, and to be Signed and Dated, on Reverse Side)

--------------------------------------------------------------------------------
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

                                                                                                                   Please mark
                                                                                                                 your votes as [X]
                                                                                                                  indicated in
                                                                                                                  this example

1. To elect five (5) Directors to  (Instructions: to withhold authority to vote for any   2. To ratify the selection of
   Class III to serve for a term    Individual nominee, strike a line through the            PricewaterhouseCoopers L.L.P.,
   of three (3) years, and          nominee's name in the list below.)                       as independent auditors of the
                                                                                             Company for the fiscal year ending
FOR all nominees      WITHHOLD      James Q. Crowe, Bruce C. Godfrey, Stuart E. Graham       December 31, 1999;
  listed to the       AUTHORITY     Richard R. Jaros, and Michael J. Mahoney
right (except as   to vote for all                                                              FOR    AGAINST    ABSTAIN
  marked to the    nominees listed                                                              [_]      [_]        [_]
    contrary)         the right
      [_]                [_]

3. To consider and act upon a proposal by a shareholder to        4. To act upon such other matters as may properly come before
   request the Board of Directors to pay a cash dividend; and        the meeting or any adjournment or postponement thereof.

                 FOR    AGAINST    ABSTAIN                                        FOR    AGAINST    ABSTAIN
                 [_]      [_]        [_]                                          [_]      [_]        [_]

                                                                            The undersigned acknowledges receipt of the notice
                                                                            and proxy statement relating to the 1999 Annual Meeting
                                                                            and the Company's annual report for 1998.

                                                                            Dated: _________________________________________________

                                                                            ________________________________________________________
                                                                                               (Signature)

                                                                            ________________________________________________________
                                                                                        Signature, if held jointly

                                                                                    PLEASE MARK, SIGN AND DATE THIS PROXY
                                                                                   AND RETURN IT PROMPTLY IN THE ENCLOSED
                                                                                                  ENVELOPE.

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